UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2020

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SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

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Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street

Pine Bluff, Arkansas 71601

(Address of Principal Executive Offices) (Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendment to Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 23, 2020, the board of directors ("Board") of Simmons First National Corporation ("Registrant") approved an amendment to the Registrant's Code of Ethics ("Code") to change the member of management designated to review, in coordination with the Board's Nominating and Corporate Governance Committee, related party transactions from the Registrant's chief people officer to the Registrant's general counsel.

The amendment to the Code is effective July 23, 2020.  The text of the Code, as amended, is attached hereto as Exhibit 14.1 and incorporated herein by reference.  This description of the amendment to the Code is qualified in its entirety by reference to the text thereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit 14.1. Amended and Restated Simmons First National Corporation Code of Ethics (July 23, 2020).
Exhibit 104.  Cover Page Interactive Date File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: July 28, 2020	By:	/s/ Robert A. Fehlman
Robert A. Fehlman
Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer